Exhibit 11.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Offering Statement on Form 1-A of our Independent Auditors’ Report dated December 5, 2025, relating to the financial statements of NGL Labs, LLC, which appears in this Offering Statement.

/s/ BPM LLP

Sacramento, California
January 29, 2026